Exhibit 99.1
GitLab Reports Third Quarter Fiscal Year 2026 Financial Results

Third Quarter Fiscal Year 2026 Highlights:
•Total revenue of $244.4 million, up 25% year-over-year
•GAAP operating margin of (5)%; non-GAAP operating margin of 18%
•Operating cash flow of $31.4 million and non-GAAP adjusted free cash flow of $27.2 million

San Francisco (December 2, 2025) -All-Remote-GitLab Inc. (NASDAQ: GTLB), the most comprehensive, intelligent DevSecOps platform, today reported financial results for its third quarter fiscal year of 2026, ended October 31, 2025.

“More code means more of a need for GitLab,” said Bill Staples, GitLab chief executive officer. “Engagement is growing across our platform as we are a critical part of how our customers deliver high quality, secure software. We’ve architected GitLab and Duo Agent Platform to provide intelligent orchestration across the software lifecycle, facilitate trust and accuracy in an AI world, and help accelerate the end to end software delivery process required to win.”

“I am pleased with GitLab’s strong third quarter results for fiscal year 2026, which resulted in 25% year-over-year revenue growth,” said James Shen, GitLab interim chief financial officer. “By investing strategically while delivering free cash flow, we are building GitLab for sustainable growth at scale. We're positioning GitLab for long-term success to take advantage of a rapidly transforming market from a place of strength.”

Third Quarter Fiscal Year 2026 Financial Highlights (in millions, except per share data and percentages):

	Q3 FY 2026	Q3 FY 2025	Y/Y Change
Revenue	$244.4	$196.0	25%
GAAP Gross margin	87%	89%
Non-GAAP Gross margin	89%	91%
GAAP Operating margin	(5)%	(15)%
Non-GAAP Operating margin	18%	13%
GAAP Operating loss	$(12.4)	$(28.7)	$16.3
Non-GAAP Operating income	$43.7	$25.9	$17.8
GAAP Net income (loss) attributable to GitLab	$(8.3)	$29.1	$(37.4)
Non-GAAP Net income attributable to GitLab	$43.5	$39.1	$4.4
GAAP Net income (loss) per share attributable to GitLab, basic	$(0.05)	$0.18	$(0.23)
GAAP Net income (loss) per share attributable to GitLab, diluted	$(0.05)	$0.17	$(0.22)
Non-GAAP Net income per share attributable to GitLab, basic	$0.26	$0.24	$0.02
Non-GAAP Net income per share attributable to GitLab, diluted	$0.25	$0.23	$0.02
GAAP net cash provided by (used in) operating activities	$31.4	$(177.0)	$208.4
Non-GAAP adjusted free cash flow	$27.2	$9.7	$17.5

A reconciliation between GAAP and non-GAAP financial measures is contained in this release under the section titled “Non-GAAP Financial Measures.”

Additional Third Quarter Fiscal Year 2026 Financial Highlights:

•Customers with more than $5,000 of ARR reached 10,475, an increase of 10% year-over-year.
•Customers with more than $100,000 of ARR reached 1,405, an increase of 23% year-over-year.
•Dollar-Based Net Retention Rate was 119%.
•Total RPO grew 27% year-over-year to $1.0 billion, while cRPO grew 28% to $659.1 million.

GitLab Names Chief Financial Officer

GitLab announced that Jessica Ross will join the company as Chief Financial Officer (CFO), effective January 15, 2026. Ross joins from Frontdoor, where she served as CFO. She has more than 25 years of experience in finance, accounting, and operational leadership at companies like Salesforce and Stitch Fix, and spent 12 years in public accounting at Arthur Andersen and Deloitte.

Business Highlights:

•Named Jessica Ross as Chief Financial Officer, effective January 15, 2026.
•Recognized as a Leader in the Gartner® Magic Quadrant™ for DevOps Platforms for the third consecutive year.
•Named a Leader in the 2025 Gartner® Magic Quadrant™ for AI Code Assistants for the second consecutive year.
•Expanded GitLab Duo Agent Platform with purpose-built AI agents, launched the AI Catalog for custom agent creation, and delivered integrations with external agents such as Claude Code, OpenAI Codex and Google Gemini.
•Enhanced application security capabilities with Static Reachability Analysis to identify exploitable vulnerabilities, Secret Validity Checks for active credential detection, and diff-based SAST scanning for faster pipelines.
•Delivered a modernized platform experience and workflow automation with a new panel-based UI for contextual work across GitLab, expanded Flows, and embedded views powered by GitLab Query Language.

Fourth Quarter and Fiscal Year 2026 Financial Outlook

For the fourth quarter and fiscal year 2026, GitLab Inc. expects (in millions, except share and per share data):

	Q4 FY 2026 Guidance	FY 2026 Guidance
Revenue	$251.0 - $252.0	$946 - $947
Non-GAAP operating income	$38.0 - $39.0	$147 - $148
Non-GAAP diluted net income per share assuming approximately 172 million and 171 million weighted average shares outstanding during Q4 FY 2026 and FY 2026, respectively.	$0.22 - $0.23	$0.88 - $0.89

These statements are forward-looking and actual results may differ materially as a result of many factors. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below in Non-GAAP Financial Measures. We have not provided the most directly comparable GAAP financial guidance measures because certain items are out of our control or cannot be reasonably predicted. Accordingly, a reconciliation of non-GAAP guidance for operating income (loss) and net income (loss) per share to the corresponding GAAP measures is not available.

Conference Call Information

GitLab will host a conference call today, December 2, 2025, at 1:30 p.m. (PT) / 4:30 p.m. (ET) to discuss its third quarter fiscal year 2026 financial results and its guidance for the fourth quarter and full fiscal year 2026. Interested parties may register for the call in advance by visiting https://bit.ly/4p4MoT0. A live webcast of this conference call will be available on GitLab’s investor relations website (ir.gitlab.com), and a replay will also be archived on the website for one year.

About GitLab

GitLab is the most comprehensive, intelligent DevSecOps platform for software innovation. GitLab enables organizations to increase developer productivity, improve operational efficiency, reduce security and compliance risk, and accelerate digital transformation. More than 50 million registered users and more than 50% of the Fortune 100 trust GitLab to ship better, more secure software faster.

Non-GAAP Financial Measures

GitLab believes non-GAAP measures are useful in evaluating its operating performance. GitLab uses this supplemental information to evaluate its ongoing operations and for internal planning and forecasting purposes. GitLab believes that non-GAAP financial information, when taken collectively with its GAAP financial information, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. We define non-GAAP financial measures as GAAP measures, excluding certain items such as stock-based compensation expense, amortization of acquired intangible assets, foreign exchange (gain) loss, equity method investment loss and impairment, acquisition related expenses, charitable donation of common stock, restructuring charges, a non-recurring income tax adjustment related to bilateral advance pricing agreement (“BAPA”) negotiations, non-recurring charges associated with the formation of our GitLab Information Technology (Hubei) Co., LTD Joint Venture in China (“JiHu”), and other expenses that the Company believes are not indicative of its ongoing operations. In addition to these exclusions, effective Q1 FY26 we utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision which reflects the new location of GitLab’s intellectual property in the U.S. following the conclusion of our bilateral advance pricing agreements. For FY26, we have determined the projected non-GAAP tax rate to be 22%. Shares used for net income per share on a non-GAAP basis include incremental dilutive shares related to restricted stock units, options, and shares issuable under GitLab Inc.’s 2021 Employee Stock Purchase Plan that are anti-dilutive on a GAAP basis. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.

Adjusted Free Cash Flow

Adjusted free cash flow is a non-GAAP financial measure that we calculate as net cash provided by operating activities less cash used for purchases of property and equipment, plus any non-recurring income tax payments related to the BAPA or minus any non-recurring income tax refunds related to the BAPA, plus any non-recurring payments related to the formation of JiHu. We believe that adjusted free cash flow is a useful indicator of liquidity that provides information to management and investors about the amount of cash generated from our operations that, after the investments in property and equipment, any non-recurring income tax payments or refunds related to the BAPA, and any non-recurring payments related to the formation of JiHu, can be used for strategic initiatives, including investing in our business, and strengthening our financial position. One limitation of adjusted free cash flow is that it does not reflect our future contractual commitments. Additionally, adjusted free cash flow does not represent the total increase or decrease in our cash balance for a given period.

Forward-Looking Statements

This press release and the accompanying earnings call contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Although we believe that the expectations reflected in the forward-looking statements contained in this release and the accompanying earnings call are reasonable, they are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward-looking statements. These risks, uncertainties, assumptions, and other factors include, but are not limited to the following:

• our ability to effectively manage our growth;
• our revenue growth rate in the future;
• our ability to achieve and sustain profitability, our business, financial condition, and operating results;
• security and privacy breaches;
• intense competition in our markets and loss of market share to our competitors;
• our ability to respond to rapid technological changes;
• the market for our services may not grow;
• a decline in our customer renewals and expansions;
• fluctuations in our operating results;
• our incorporation of artificial intelligence features into our products;
• our transparency;
• our publicly available company Handbook;
• customers staying on our free self-managed or SaaS product offering;
• our ability to accurately predict the long-term rate of customer subscription renewals or adoption, or the impact of these renewals and adoption;
• our hiring model;
• the effects of ongoing armed conflict in different regions of the world on our business; and
• general economic conditions (including changes in interest rates, inflation, tariffs, regulatory uncertainty (including with respect to the federal budget and potential government shutdowns), volatile capital markets, and actual or perceived instability in the global banking sector) and slow or negative growth of our markets.

Further information on these and additional risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those included in or contemplated by the forward-looking statements contained in this release are included under the caption “Risk Factors” and elsewhere in the filings and reports we make with the Securities and Exchange Commission. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law.

Operating Metrics

Annual Recurring Revenue (“ARR”): We define annual recurring revenue as the annual run-rate revenue of subscription agreements, including our self-managed and SaaS offerings but excluding professional services, from all customers as measured on the last day of a given month. We calculate ARR by taking the monthly recurring revenue (“MRR”) and multiplying it by 12. MRR for each month is calculated by aggregating, for all customers during that month, monthly revenue from committed contractual amounts of subscriptions, including our self-managed license, self-managed subscription, and SaaS subscription offerings but excluding professional services.

Dollar-Based Net Retention Rate: We calculate Dollar-Based Net Retention Rate as of a period end by starting with our customers as of the 12 months prior to such period end (“Prior Period ARR”). We then calculate the ARR from these customers as of the current period end (“Current Period ARR”). The calculation of Current Period ARR includes any upsells, price adjustments, user growth within a customer, contraction, and attrition. We then divide the total Current Period ARR by the total Prior Period ARR to arrive at the Dollar-Based Net Retention Rate.

GitLab Inc.
Condensed Consolidated Balance Sheets
(in thousands, except per share data)
(unaudited)

	October 31, 2025(1)	January 31, 2025(1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$224,231	$227,649
Short-term investments	980,077	764,728
Accounts receivable, net of allowance for doubtful accounts of $1,080 and $991 as of October 31, 2025 and January 31, 2025, respectively	221,140	264,565
Deferred contract acquisition costs, current	36,522	38,964
Prepaid expenses and other current assets	44,979	40,411
Total current assets	1,506,949	1,336,317
Property and equipment, net	10,193	4,013
Goodwill	16,919	16,139
Intangible assets, net	11,789	17,834
Deferred contract acquisition costs, non-current	20,288	20,142
Other non-current assets	4,701	4,818
TOTAL ASSETS	$1,570,839	$1,399,263
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$9,187	$7,519
Accrued expenses and other current liabilities	58,406	54,680
Accrued compensation and benefits	33,402	40,233
Deferred revenue, current	464,813	442,599
Total current liabilities	565,808	545,031
Deferred revenue, non-current	28,977	26,369
Other non-current liabilities	8,057	6,557
TOTAL LIABILITIES	602,842	577,957
STOCKHOLDERS’ EQUITY:
Preferred stock, $0.0000025 par value; 50,000 shares authorized; no shares issued and outstanding as of October 31, 2025 and January 31, 2025	—	—
Class A Common stock, $0.0000025 par value; 1,500,000 shares authorized; 149,723 and 144,444 shares issued and outstanding as of October 31, 2025 and January 31, 2025, respectively	—	—
Class B Common stock, $0.0000025 par value; 250,000 shares authorized; 18,581 and 19,469 shares issued and outstanding as of October 31, 2025 and January 31, 2025, respectively	—	—
Additional paid-in capital	2,141,732	1,952,031
Accumulated deficit	(1,220,973)	(1,167,614)
Accumulated other comprehensive income (loss)	1,956	(8,508)
Total GitLab stockholders’ equity	922,715	775,909
Noncontrolling interests	45,282	45,397
TOTAL STOCKHOLDERS’ EQUITY	967,997	821,306
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,570,839	$1,399,263
__________
(1) As of October 31, 2025 and January 31, 2025, the condensed consolidated balance sheet includes assets of the consolidated variable interest entity, GitLab Information Technology (Hubei) Co., LTD (“JiHu”), of $41.6 million and $46.5 million, respectively, and liabilities of $7.2 million and $10.3 million, respectively. The assets of JiHu can be used only to settle obligations of JiHu and creditors of JiHu do not have recourse against the general credit of GitLab Inc.

GitLab Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
Revenue:
Subscription—self-managed and SaaS	$223,262	$175,257	$630,427	$489,617
License—self-managed and other	21,091	20,790	64,395	58,201
Total revenue	244,353	196,047	694,822	547,818
Cost of revenue:
Subscription—self-managed and SaaS	25,184	17,170	66,205	47,639
License—self-managed and other	7,037	4,955	19,556	14,632
Total cost of revenue	32,221	22,125	85,761	62,271
Gross profit	212,132	173,922	609,061	485,547
Operating expenses:
Sales and marketing	104,974	95,340	322,144	285,542
Research and development	68,715	61,354	205,613	176,767
General and administrative	50,799	45,960	146,621	146,615
Total operating expenses	224,488	202,654	674,378	608,924
Loss from operations	(12,356)	(28,732)	(65,317)	(123,377)
Interest income	11,704	12,586	34,077	37,443
Other income (expense), net	(6,334)	4,799	(17,216)	5,170
Loss before income taxes	(6,986)	(11,347)	(48,456)	(80,764)
Provision for (benefit from) income taxes	1,811	(39,152)	6,595	(65,330)
Net income (loss)	$(8,797)	$27,805	$(55,051)	$(15,434)
Net loss attributable to noncontrolling interest	(521)	(1,298)	(1,692)	(2,216)
Net income (loss) attributable to GitLab	$(8,276)	$29,103	$(53,359)	$(13,218)
Net Income (loss) per share attributable to GitLab Class A and Class B common stockholders:
Basic	$(0.05)	$0.18	$(0.32)	$(0.08)
Diluted	$(0.05)	$0.17	$(0.32)	$(0.08)
Weighted-average shares used to compute net loss per share attributable to GitLab Class A and Class B common stockholders:
Basic	167,407	161,317	165,965	159,756
Diluted	167,407	167,436	165,965	159,756

GitLab Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss), including amounts attributable to noncontrolling interest	$(8,797)	$27,805	$(55,051)	$(15,434)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation expense, net of amounts capitalized	51,682	48,042	161,793	139,263
Change in fair value of acquisition related contingent consideration	—	—	—	3,750
Charitable donation of common stock	1,970	2,957	5,496	8,871
Amortization of intangible assets	2,015	2,511	6,050	5,931
Depreciation expense	869	680	2,184	2,361
Amortization of deferred contract acquisition costs	13,478	12,704	40,747	35,650
Net amortization of premiums or discounts on short-term investments	(1,741)	(3,792)	(7,346)	(12,933)
Unrealized foreign exchange loss (gain), net	2,416	(5,175)	13,386	(5,443)
Other non-cash expense, net	231	467	631	768
Changes in assets and liabilities:
Accounts receivable	(23,472)	(32,883)	46,315	(31,658)
Prepaid expenses and other current assets	(7,036)	(10,847)	(4,290)	2,497
Deferred contract acquisition costs	(15,898)	(14,751)	(36,328)	(35,706)
Other non-current assets	233	1,348	414	851
Accounts payable	(2,302)	(1,317)	812	33
Accrued expenses and other current liabilities	6,140	(219,544)	1,862	(240,614)
Accrued compensation and benefits	3,168	(1,913)	(7,895)	(8,815)
Deferred revenue	8,011	19,665	17,500	34,503
Other non-current liabilities	461	(2,985)	819	(11,068)
Net cash provided by (used in) operating activities	31,428	(177,028)	187,099	(127,193)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short-term investments	(314,385)	(240,136)	(798,283)	(503,394)
Proceeds from maturities of short-term investments	241,641	148,763	589,527	524,862
Proceeds from sales of short-term investments	—	—	1,367	—
Additions to property and equipment	(3,038)	(1,057)	(6,854)	(2,608)
Payments for business combination, net of cash acquired	—	—	—	(20,210)
Payments for asset acquisition	—	(346)	—	(7,660)
Other investing activities	—	—	—	457
Net cash used in investing activities	(75,782)	(92,776)	(214,243)	(8,553)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the issuance of common stock upon exercise of stock options, including early exercises, net of repurchases	8,182	7,822	15,457	17,895
Issuance of common stock under employee stock purchase plan	—	—	8,404	7,932
Payments for taxes related to net share settlement of equity awards	(529)	—	(529)	—
Settlement of acquisition related contingent cash consideration	—	(4,900)	—	(4,900)
Net cash provided by financing activities	7,653	2,922	23,332	20,927
Impact of foreign exchange on cash and cash equivalents	(439)	4,898	394	3,455
Net decrease in cash and cash equivalents	(37,140)	(261,984)	(3,418)	(111,364)
Cash and cash equivalents at beginning of period	261,371	438,616	227,649	287,996
Cash and cash equivalents at end of period	$224,231	$176,632	$224,231	$176,632

GitLab Inc.
Reconciliation of GAAP to Non-GAAP
(in thousands, except per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
Gross profit on GAAP basis	$212,132	$173,922	$609,061	$485,547
Gross margin on GAAP basis	87%	89%	88%	89%
Stock-based compensation expense	2,300	1,993	6,490	5,924
Amortization of acquired intangibles	2,015	2,511	6,050	5,931
Gross profit on non-GAAP basis	$216,447	$178,426	$621,601	$497,402
Gross margin on non-GAAP basis	89%	91%	89%	91%

Sales and marketing on GAAP basis	$104,974	$95,340	$322,144	$285,542
Stock-based compensation expense	(17,354)	(17,012)	(59,395)	(54,290)
Restructuring charges	—	(130)	—	(1,126)
Sales and marketing on non-GAAP basis	$87,620	$78,198	$262,749	$230,126

Research and development on GAAP basis	$68,715	$61,354	$205,613	$176,767
Stock-based compensation expense	(15,560)	(14,384)	(49,029)	(42,834)
Restructuring charges	—	—	—	(393)
Research and development on non-GAAP basis	$53,155	$46,970	$156,584	$133,540

General and administrative on GAAP basis	$50,799	$45,960	$146,621	$146,615
Stock-based compensation expense	(16,468)	(14,653)	(46,879)	(36,215)
Restructuring charges	—	11	—	(377)
Charitable donation of common stock	(1,970)	(2,957)	(5,496)	(8,871)
Changes in the fair value of acquisition related contingent consideration	—	—	—	(3,750)
Acquisition related expenses	(321)	(140)	(661)	(2,849)
Other non-recurring charges	(48)	(872)	(691)	(1,084)
General and administrative on non-GAAP basis	$31,992	$27,349	$92,894	$93,469

Loss from operations on GAAP basis	$(12,356)	$(28,732)	$(65,317)	$(123,377)
Stock-based compensation expense	51,682	48,042	161,793	139,263
Amortization of acquired intangibles	2,015	2,511	6,050	5,931
Restructuring charges	—	119	—	1,896
Charitable donation of common stock	1,970	2,957	5,496	8,871
Changes in the fair value of acquisition related contingent consideration	—	—	—	3,750
Acquisition related expenses	321	140	661	2,849
Other non-recurring charges	48	872	691	1,084
Income from operations on non-GAAP basis	$43,680	$25,909	$109,374	$40,267

Other income (expense), net on GAAP basis	$(6,334)	$4,799	$(17,216)	$5,170
Foreign exchange gains (losses), net	2,362	(5,074)	13,433	(5,556)
Other non-recurring charges (1)	3,714	171	4,056	517
Other income (expense), net on non-GAAP basis	$(258)	$(104)	$273	$131

Net income (loss) attributable to GitLab common stockholders on GAAP basis	$(8,276)	$29,103	$(53,359)	$(13,218)
Stock-based compensation expense	51,682	48,042	161,793	139,263
Amortization of acquired intangibles	2,015	2,511	6,050	5,931
Restructuring charges	—	119	—	1,896
Charitable donation of common stock	1,970	2,957	5,496	8,871
Changes in the fair value of acquisition related contingent consideration	—	—	—	3,750
Acquisition related expenses	321	140	661	2,849
Foreign exchange gains (losses), net	2,362	(5,074)	13,433	(5,556)

Income tax adjustment (2)	(10,318)	(39,696)	(25,026)	(77,246)
Other non-recurring charges (1)	3,762	1,043	4,747	1,601
Net income attributable to GitLab common stockholders on non-GAAP basis	$43,518	$39,145	$113,795	$68,141

GAAP net income (loss) per share, basic	$(0.05)	$0.18	$(0.32)	$(0.08)
GAAP net income (loss) per share, diluted	$(0.05)	$0.17	$(0.32)	$(0.08)

Non-GAAP net income per share, basic	$0.26	$0.24	$0.69	$0.43
Non-GAAP net income per share, diluted	$0.25	$0.23	$0.67	$0.41

Shares used in per share calculation - basic on GAAP basis	167,407	161,317	165,965	159,756
Effect of dilutive securities	4,324	6,119	5,141	7,637
Shares used in per share calculation - diluted on non-GAAP basis	171,731	167,436	171,106	167,393

(1) Other non-recurring charges for the three and nine months ended October 31, 2025 includes a $3.5 million indirect tax credit expense related to the JiHu formation, reflecting a change in accounting estimate.
(2) Income tax adjustment for the three and nine months ended October 31, 2025 primarily reflects an assumed provision for income taxes based on our long-term projected tax rate of 22%, while for the three and nine months ended October 31, 2024 consists primarily of one-time charges associated with the formation of Jihu and BAPA negotiations.

GitLab Inc.
Reconciliation of GAAP Cash Flow from Operating Activities to Adjusted Free Cash Flow
(in thousands)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
Computation of adjusted free cash flow (1)
GAAP net cash provided by (used in) operating activities	$31,428	$(177,028)	$187,099	$(127,193)
Less: Additions to property and equipment	(3,038)	(1,057)	(6,854)	(2,608)
Add: Income tax payments (refunds) related to BAPA	(1,146)	187,735	(2,451)	187,735
Non-GAAP adjusted free cash flow	$27,244	$9,650	$177,794	$57,934
(1) No non-recurring payments related to the formation of JiHu were recorded during the periods presented.

Media Contact:
Lisa Boughner
VP, Global Communications
GitLab Inc.
press@gitlab.com

Investor Contact:
Yaoxian Chew
VP, Investor Relations
GitLab Inc.
ir@gitlab.com